UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material under Exchange Act Rule 14a-12
FORUM ENERGY TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

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3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4)	Date Filed:

Forum Energy Technologies, Inc.
10344 Sam Houston Park Drive, Suite 300
Houston, Texas 77064

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, MAY 12, 2020
The following notice relates to the proxy statement (the “Proxy Statement”) of Forum Energy Technologies, Inc. (the “Company”), dated April 2, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Tuesday, May 12, 2020.
THE FOLLOWING NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT AND OTHER PROXY MATERIALS.

NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 12, 2020

To the stockholders of Forum Energy Technologies, Inc.:

As previously announced, notice has been given regarding a change in the location of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Forum Energy Technologies, Inc. (“Forum,” “we” or “our”).

The Annual Meeting will be held at https://web.lumiagm.com/229563824. To be admitted to the Annual Meeting, you must enter the password “forum2020” and the 16-digit control number found on your proxy card/voting instruction form. We intend to offer the same participation opportunities as would be provided at an in-person meeting. You may vote and submit questions during the Annual Meeting by following the instructions available on the meeting website.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials previously distributed for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location of the Annual Meeting and may continue to be used to vote your shares in connection with the Annual Meeting.

If you have already voted, no additional action is required. The proxy materials contain important information regarding the matters to be acted upon at the Annual Meeting, and we encourage you to read them. Your vote is very important to us.

By order of the Board of Directors,
John C. Ivascu
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary
April 28, 2020